SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:
[  ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Section 240.14a-12

                            U.S. ENERGY SYSTEMS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
    ------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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             0-11.

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                  the offsetting fee was paid previously. Identify the previous
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                            U.S. ENERGY SYSTEMS, INC.
                           ONE NORTH LEXINGTON AVENUE
                          WHITE PLAINS, NEW YORK 10601

To our Stockholders:

         You are cordially invited to attend the annual meeting of our stockholders to be held at Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, Connecticut, 06001, on October 27, 2004, at 10:00 a.m., New York City time.

         At the meeting, you will be asked to vote for the election of Jacob Feinstein and Carl Greene as our Class 3 directors, to ratify the selection of Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2004 and to transact such other business as may properly come before the meeting.

         Whether or not you plan to attend our meeting in person, we urge you to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage pre-paid envelope to ensure that your shares will be represented at the meeting. Your proxy is revocable and will not affect your right to vote in person if you decide to attend the meeting. YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN.

         Thank you, and we look forward to seeing you at our meeting.

Sincerely,


/s/ Goran Mornhed                                  /s/ Lawremce I. Schneider
    -------------                                      ---------------------
    Goran Mornhed,                                     Lawrence I. Schneider,
    Chief Executive Officer                            Chairman of the Board

    White Plains, New York
    September 30, 2004



                            U.S. ENERGY SYSTEMS, INC.
                           ONE NORTH LEXINGTON AVENUE
                          WHITE PLAINS, NEW YORK 10601

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         TO BE HELD ON OCTOBER 27, 2004

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of U.S. Energy Systems, Inc., a Delaware corporation, will be held on October 27, 2004 at 10:00 a.m. at Avon Old Farms Hotel, 279 Avon Mountain Road, Avon, Connecticut , 06001for the purposes of considering and voting on the following matters:

         1. To elect Jacob Feinstein and Carl W. Greene as Class 3 Directors, to hold office for a term of three years or until their successors are duly elected and qualified or their earlier death, resignation or removal.

         2. To ratify the selection of Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2004.

         3. To transact such other business as may properly come before the stockholders at the meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on September 8, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or postponement thereof.

                                     By Order of the Board of Directors


                                    /s/ Allen J. Rothman
                                        ----------------
                                        Allen J. Rothman, Secretary
White Plains, New York
September 30, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.



                            U.S. ENERGY SYSTEMS, INC.

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS


         Our board of directors has called the annual meeting of our stockholders to vote on the election of directors, the ratification of the selection of Kostin, Ruffkess & Company, LLC as auditors for US Energy and to transact such other business as may properly come before the meeting. The meeting will be held on October 27, 2004. Our board of directors is soliciting proxies to be used at the meeting through this proxy statement. The background of these directors is discussed in detail in this proxy statement. We urge you to read and consider carefully this entire proxy statement.

         Only holders of our common stock, our Series C Preferred Stock and Series D Preferred Stock as of the close of business on September 8, 2004, are entitled to vote at the meeting. Shares may not be voted cumulatively. A majority of the combined voting power of our common stock, Series C Preferred Stock and Series D Preferred Stock outstanding on such date (provided that such majority includes at least 33 1/3% of the outstanding shares of our common stock) represented in person or by proxy is required for a quorum. As of September 8, 2004, the record date for determining stockholders entitled to vote at the meeting, we had 11,890,711 shares of common stock outstanding, with each share entitled to one vote, 97,333 shares of our Series C Preferred Stock outstanding, with each such share entitled to six votes, and 1,138,888 shares of our Series D Preferred Stock outstanding, with each such share entitled to four votes. Thus, in order to have a quorum, at least 8,515,131 votes must be present in person or by proxy at the meeting (provided that such sum includes at least 33 1/3% of the outstanding shares of our common stock). Assuming a quorum, the two persons receiving a plurality of the votes cast at the meeting will be elected to serve as our directors and the other proposals to be voted on at the meeting will be approved if they receive the affirmative vote of a majority of the voting power represented in person or by proxy. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. At the meeting, our common stock, Series C Preferred Stock and Series D Preferred Stock will vote together as a single class.

         This proxy statement, notice of the meeting, and proxy card are first being mailed on or about September 30, 2004 to our stockholders eligible to vote at the meeting. A copy of our Annual Report to Stockholders for the year ended December 31, 2003 is included with this mailing.

         A STOCKHOLDER OF RECORD MAY REVOKE ANY PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING BY MAILING OR DELIVERING WRITTEN NOTICE OF SUCH REVOCATION TO OUR SECRETARY, BY PROVIDING A PROXY PROPERLY SIGNED AND DATED SUBSEQUENT TO AN EARLIER PROXY OR BY REVOKING A WRITTEN PROXY IN PERSON AT THE ANNUAL MEETING OF STOCKHOLDERS. IF NOT SO REVOKED, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD. IF YOUR SHARES ARE HELD THROUGH A BANK, BROKER OR SIMILAR INSTITUTION YOU CAN REVOKE ANY INSTRUCTIONS YOU GIVE SUCH ENTITY AS TO HOW TO VOTE YOUR SHARES IN ACCORDANCE WITH THE RULES AND PROCEDURES OF SUCH INSTITUTION.



         We are bearing all costs of soliciting proxies, and expressly reserve the right to solicit proxies otherwise than by mail. The solicitation of proxies by mail may be followed by telephone or other personal solicitations of certain of our stockholders and brokers, by one or more of our directors, by our officers or employees or by third parties contracted to do so on our behalf. We may reimburse banks and brokers or other similar agents or fiduciaries for the expenses incurred by such agents or fiduciaries in mailing the proxy statement to beneficial owners of our common stock.


                              ELECTION OF DIRECTORS

         Our Board is divided into three classes, whose three year terms of office expire in annual succession. Effective with this annual meeting, each class will consist of two directors, other than Class 2 which will consist of three directors. We are supposed to have as closely as possible the same number of directors in each of the three classes.

         At our annual meeting, Jacob Feinstein and Carl W. Greene will be nominated to serve as Class 3 directors for a three year term, to hold office (subject to our by-laws) until their successors have been elected and qualified or until their earlier death, resignation or removal. Unless otherwise indicated, the enclosed proxy will be voted for the election of Jacob Feinstein and Carl W. Greene as our Class 3 directors. If any nominee should become unavailable for any reason, which we do not anticipate, the proxy, to the fullest extent permitted under applicable law, will be voted for any substitute nominee or nominees who may be selected by the Board prior to or at the meeting or, if no substitute is selected by the Board prior to or at the meeting, for a motion to reduce the membership of the Board to the number of nominees available.


Directors and Executive Officers

         Our directors (including nominees for director) and executive officers are as follows:


Name                                  Age          Class      Position(s) with US Energy
----                                  ---          -----      --------------------------
Lawrence I. Schneider                  68            1        Chairman of the Board
Goran Mornhed                          45            2        CEO, President, and Director
Richard J. Augustine                   50            -        Chief Accounting Officer
Allen J. Rothman                       48            -        Vice President, General Counsel and Secretary
Barbara Farr                           47            -        Assistant General Counsel and Assistant Secretary
Henry N. Schneider                     40            -        Vice President
Stephen Brown (3)                      66            2        Director
Evan Evans(1,2,3)                      79            2        Director
Carl W. Greene(1,2,3,4)                69            3        Director
M. Stephen Harkness (2)                55            1        Director
Jacob Feinstein                        61            3        Nominee for Director

____________

                                       2


(1)  Member of the Audit Committee.


(2)  Member of the Compensation Committee.


(3)  Member of the Nominating and Governance Committee.


(4) Mr. Greene is currently serving as a Class 1 director but is standing for election as Class 3 director. If he is not elected to serve as a Class 3 director, he will not serve as a Class 1 director.


         Set forth below is certain biographical information regarding our directors (including nominees for director and excluding directors who are not standing for re-election) and executive officers (other than Thomas Noonan and Edward Campana, who resigned in August 2004).


Lawrence I. Schneider. Mr. Schneider was elected to the board of directors in March 1998. He has served as Chairman of the Board since September 2000. Mr. Schneider served as our Chief Executive Officer from January 2000 until May 2001. Mr. Schneider has been associated with numerous corporations through the years, including Newpark Resources, Inc., a company involved with oil field environmental remediation, where he was chairman of the executive committee. Mr. Schneider was also a partner in the New York Stock Exchange firm Sassower, Jacobs and Schneider. He received a BS degree from New York University. Mr. Schneider is the father of Henry Schneider and is a member of Energy Systems Investors, LLC and manager of Energy Systems Investors II, LLC.

Goran Mornhed. Mr. Mornhed was appointed to our Board in September 2000 and has been our President and Chief Operating Officer since May 2000 and our Chief Executive Officer since July 2002. Since April 2004, Mr. Mornhed has also been employed by and served as an executive officer of a subsidiary of Countryside Power Income Fund (the "Countryside Fund"), a Canadian income fund that US Energy sponsored. See "Certain Relationships and Related Transactions - Countryside Power Income Fund Transactions." From 1996 to 2000, he was the first President and Chief Executive Officer of Trigen-Cinergy Solutions LLC, a joint venture company owned by Trigen Energy Corp. and Cinergy Solutions, Inc. engaged in developing energy projects. Prior to joining Trigen-Cinergy Solutions he was manager of business development at Trigen Energy Corporation. He holds an MS degree in engineering from the University of Lund, Swedish Institute of Technology and an MBA from the Stern School of Business, New York University.

Richard J. Augustine. Mr. Augustine was appointed as Vice President and Chief Accounting Officer of US Energy effective as of September 1, 2004. Mr. Augustine has served as an officer of U.S. Energy Biogas Corp. ("Biogas"), a subsidiary of US Energy and its corporate predecessor, Zahren Alternative Power Corporation ("Zapco"), since 1996, most recently as President. Prior to his involvement with Biogas and Zapco, Mr. Augustine served as Vice President of Finance and Administration at Richard Roberts Group, a real estate syndicator. Mr. Augustine graduated with a BA in Economics and Accounting from the College of the Holy Cross and an MBA in Finance from the University of Connecticut.

Allen J. Rothman. Mr. Rothman has served as Vice President and General Counsel since September 2001 and as Secretary since March 2003. Since April 2004, Mr.

                                      3

Rothman has also been employed by and served as an executive officer of a subsidiary of the Countryside Fund. Mr. Rothman served on our Board from January 1997 through March 2003. Mr. Rothman is of counsel with the law firm of Robinson Brog Leinwand Greene Genovese & Gluck P.C. in New York with whom he has been associated since January 1996, and which serves as an outside counsel to US Energy. Mr. Rothman received a BA degree from Columbia University and a JD degree from Harvard University.

Barbara Farr. Ms. Farr has served as in-house counsel since July 2000 and has served as our Assistant General Counsel since September 2001. Ms. Farr served as our Secretary from November 2000 through March 2003. In March 2003, she assumed the position of Assistant Secretary. Prior to joining us, she served as in house counsel to Trigen Energy Corporation, and was primarily engaged in negotiating and completing energy asset acquisition and outsourcing projects for Trigen-Cinergy Solutions. Prior to her position with Trigen, she served as general counsel to several independent energy project developers, including Enersave, Inc., which specialized in energy efficiency and retail power sales, Cogeneration Partners of America, a partnership between Columbia Gas and Atlantic City Electric Company, which developed and owned over 170 MW of cogeneration facilities, and Turner Power Group and Data Acquisition Sciences, two affiliated cogeneration and solar energy development firms. Ms. Farr received her BA degree from the University of Pittsburgh and her JD degree from New York Law School.

Henry N. Schneider. Mr. Schneider was appointed Vice President in March 1998 and served as a director from March 1998 through March 2003. From 1986 to 1988, Mr. Schneider was an associate at Drexel Burnham Lambert specializing in taxable institutional fixed income products and portfolio strategies. From 1989 to 1994, Mr. Schneider was an associate with S & S Investments and Wood Gundy, specializing in mergers, acquisitions and corporate restructuring. From 1994 to 1996, Mr. Schneider was a principal of Global Capital Resources, Inc., a private merchant bank. He has been involved in arranging acquisitions and funding for the telecommunications, energy, apparel, airline, financial and garage industries. Mr. Schneider received a BA degree in economics from Tufts University and an MBA degree from Boston University. Mr. Schneider is the son of Lawrence I. Schneider and is a member of Energy Systems Investors, LLC and manager of Energy Systems Investors II LLC.

Stephen Brown. Mr. Brown joined our board in March 2003. He is currently Chairman of the Board and Chief Executive Officer of The Franklin Capital Corporation, a publicly traded business development corporation. Mr. Brown serves on the board of directors of Copley Financial Services Corp., a mutual fund specializing in the energy sector. In addition, Mr. Brown is an active board member and trustee of The Peddie School. Mr. Brown is a graduate of New York University School of Law and Brown University.

Evan Evans. Mr. Evans has been a director of US Energy since August 1995. Since 1983 he has been chairman of Holvan Properties, Inc. and was managing director of Easco Marine, Ltd. from 1983 to 1988. Also, from 1985 to 1986, Mr. Evans was general manager and director of Belgian Refining Corporation. Mr. Evans is a director of United Refining Corp. In addition, Mr. Evans was formerly a director of Texoma Pipeline Company and Alexander-Allen, Inc. Mr. Evans received a BS degree in mathematics from St. Lawrence University and a BS degree in Civil Engineering from M.I.T.

Carl W. Greene. Mr. Greene joined our Board in March 2003. For over twenty years, he has served in various senior financial executive positions for the Consolidated Edison Company of NewYork, including Senior Vice President of financial and regulatory matters, Senior Vice President of accounting and treasury operations and Chief Accounting Officer, and Vice President and Controller. Mr. Greene currently is Senior Vice President of TBG Financial, a full service executive benefit consulting firm. Mr. Greene has been an active

                                       4

member of several high profile industry trade groups during his tenure at Con Edison, including the Edison Electric Institute and the American Gas Association. In those positions, he has played a role in shaping accounting, financial and risk management policies in the electric utility industry. In addition, Mr. Greene served for four years as a member of FASAC, the Financial Accounting Standards Advisory Council. Mr. Greene holds a BS in economics from The Wharton School of University of Pennsylvania and an MBA from New York University.

M. Stephen Harkness. Mr. Harkness has served a member of our board of directors since October 2000. He currently holds the position of Vice President of Cinergy as well as President of the Energy Services Group for the Commercial Business Unit. From 2001 to 2003, Mr. Harkness was Chief Operations and Financial Officer for the same business unit. Since 1998, he has served as President and Chief Operating Officer of Trigen-Cinergy Solutions, LLC ("Trigen-Cinergy"), an affiliate of Cinergy, that builds, owns, operates and maintains cogeneration facilities and also provides industrial utility services. To date, Trigen-Cinergy has developed 19 projects with over $10 billion under contract. In 1994 he held the position of General Manager, Corporate Development & Financial Services and was responsible for mergers & acquisitions, business development, feasibility analysis, non-regulated and international finance. Mr. Harkness is also a director of an affiliate of the Countryside Fund. Mr. Harkness has a B.Sc. in finance from the University of Evansville and an M.B.A. from Indiana University.

Jacob Feinstein. Since 1999, Mr. Feinstein has served as a consultant to independent power producers, electric utilities and other businesses engaged in the energy and construction industries. From 1998 through 1999, he was a Vice President of Cogen Technologies, Inc., a business engaged in power plant development and from 1991 through 1998, he was Vice President - System and Transmission Operations, for Consolidated Edison Co. of NY Inc. For the fifteen years prior thereto, Mr. Feinstein held various positions in the energy industry. He is a registered Professional Engineer in the State of New Jersey and a senior member of the Institute of Electrical and Electronic Engineers
(IEEE). Mr. Feinstein had served as a member of technical committees of the Electric Power Research Institute and the Edison Electric Institute and as a senior visiting lecturer (adjunct position) at the Stevens Institute of Technology. Mr. Feinstein received a B.E.E. from City College of New York. The Nominating and Governance Committee, composed solely of independent directors, recommended that Mr. Feinstein be nominated to serve as a director.

Information Regarding the Code of Conduct, Board of Directors and Committees of the Board of Directors

         US Energy has adopted a code of conduct in accordance with Nasdaq's requirements. A copy of the code is available on our website at www.usenergysystems.com under the caption "Corporate Governance Documents".


         The Board has determined that Stephen Brown, Evan Evans, Carl W. Greene and Jacob Feinstein are or will be at the time of their election independent directors as defined by Nasdaq's listing standards.

         We encourage, but do not require, all our directors to attend our stockholder meetings. Eight directors attended the annual meeting held on September 9, 2003.

         The Board held nine meetings in 2003. Each director, other than Mr. Harkness, attended at least 75% of the total number of meetings of the Board (held during the period in 2003 for which such director was a director) and of the committees of the Board on which such director served (during the period that such person served on such committees).

                                       5

         The Board has, among other committees, an Audit Committee (which met eight times in 2003), a Compensation Committee (which met two times in 2003) and a Nominating and Governance Committee (which was created in 2004 and accordingly did not meet in 2003). A summary of the functions performed by each such committee is set forth below.


Audit Committee

         The Board has adopted a written charter for the audit committee, a copy of which accompanied our proxy statement for the annual meeting of stockholders held on September 9, 2003 and which is also available on our website at www.usenergysystems.com under the caption "Corporate Governance Documents." All members of our Audit Committee are independent as defined by Nasdaq's listing standards.

         The Audit Committee's primary duties and responsibilities include:


        o Serving as an independent and objective party to monitor our financial reporting process and internal control system.

        o Appointing our independent accountants, approve the services provided by such independent accountants, and negotiate the audit-related compensation for such independent accountants and oversee the audit effort of our independent accountants and our internal accounting staff.

        o Providing an open avenue of communication among the independent accountants, financial and senior management, the internal accounting staff, and the Board.

        o Receiving and treating internal and external complaints respecting our accounting and financial reporting practices.


Compensation Committee

The Compensation Committee's primary duties and responsibilities include:

        o Reviewing our general compensation strategy and approving executive compensation.

        o Reviewing the terms of employment agreements for executives earning over a specified amount.

        o Administering benefit and incentive plans.

Nominating and Governance Committee; Information regarding the nominating process

         The Board has adopted a written charter (together with related guidelines) addressing, among other things, the process of nominating directors, a copy of which is available on our website at www.usenergysystems.com under the

                                       6

caption "Corporate Governance Documents". Each member of this committee is independent as defined by Nasdaq's listing standards.

         While there are no formal minimum qualifications for directors, nor is there any specific process (other than as set forth herein and the charter (including the related guidelines)), by which candidates for directors (including candidates recommended by stockholders) are identified or evaluated, this committee and the Board generally contemplate that candidates for director will be persons of integrity and sound ethical character, will have relevant skills and experience, will have a general appreciation of the major business issues facing us, will be able to work with the other directors in a collegial manner (taking into account, if applicable, our prior experience working with the candidate) and will have adequate time to devote to service on the Board. The committee and the Board also contemplate that a majority of directors will be independent, at least three of the directors will have the financial literacy necessary for service on the audit committee and at least one of these directors will qualify as an audit committee financial expert.

         The committee, absent special circumstances, generally intends to recommend that the Board nominate incumbent directors whom the committee believes will continue to make important contributions to US Energy, inasmuch as the committee believes that the continuing service of qualified incumbents promotes stability and continuity, giving US Energy the benefit of the familiarity and insight into US Energy's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body.

         Though there is no formal policy with regard to the consideration of candidates for director recommended by stockholders (and the committee does not believe a formal policy is necessary because, among other things, the preference to nominate qualified incumbent candidates), the committee will consider stockholder recommended candidates. To make such a recommendation, stockholders should write to U.S. Energy Systems, Inc., One North Lexington Avenue, White Plains, New York 10601, Att: Nominating and Governance Committee, - Chairman, and include the information about the candidate and the stockholder making the recommendation as described under "Other Matters".

Compliance with Section 16(a) of the Exchange Act

         Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required by regulation to furnish to us copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received, or written representations from certain reporting persons, we believe that during the year ended December 31, 2003 (and for prior years, except to the extent previously disclosed), all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements.

                                       7

EXECUTIVE COMPENSATION

         The following table shows the compensation information concerning the individuals who served as our chief executive officer and our four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the year ended December 31, 2003.



                           SUMMARY COMPENSATION TABLE


                                             ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                             -------------------             ----------------------
NAME & PRINCIPAL POSITION            FISCAL                                   SECURITIES UNDERLYING     ALL OTHER COMPENSATION
                                      YEAR         SALARY          BONUS        OPTIONS/SARS (#)
---------------------------------- ----------- --------------- ------------ ------------------------- --------------------------
Lawrence I. Schneider                 2003        $219,200(1)    $      --              --                 $   5,616(2)
Chairman                              2002         180,000          96,000              --                     2,250
                                      2001         180,000         324,500              --                    34,111

Goran Mornhed                         2003         180,000              --              --                     5,616(2)
CEO, President and COO                2002         180,000         126,000              --                     1,490
                                      2001         180,000         430,536          40,000                       587

Henry N. Schneider                    2003         136,000              --              --                     4,080(2)
Vice President                        2002         136,000          96,000              --                     1,700
                                      2001         136,000         173,536              --                        --

Allen J. Rothman                      2003         140,000          30,000              --                     5,316(2)
Vice President and                    2002         140,000         146,000              --                     2,120
General Counsel (3)                   2001          70,000             --           92,500                        --

Edward M. Campana                     2003         140,000             --              --                      4,404(2)
Senior Vice President(4)              2002         140,000          45,000         100,000                     3,100
---------------------------------- ----------- --------------- ------------ ------------------------- --------------------------

(1) Represents annual salary of $180,000 and other beneficits of $39,200 (including $32,000 of life insurance premiums paid on his behalf).

(2) Represents contributions made by US Energy to the 401(k) plan on behalf of such person.

(3) Mr. Rothman was appointed Vice President and General Counsel in September 2001.

(4) Mr. Campana joined US Energy and was appointed Senior Vice President on January 2, 2002.

                                       8

         The following table shows stock option exercises during the year ended December 31, 2003 by the named executive officers. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at December 31, 2003.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

------------------------------------------------------------------------------------------------------------------------
                                                            NUMBER OF SECURITIES
                                                                UNDERLYING                VALUE OF UNEXERCISED
                                                                UNEXERCISED                  IN-THE-MONEY
                                                                OPTIONS AT                    OPTIONS AT
                            SHARES                           DECEMBER 31, 2003 (#)      DECEMBER 31, 2003 ($) (1)
                          ACQUIRED ON      VALUE               EXERCISABLE/                  EXERCISABLE/
NAME                       EXERCISE       REALIZED            UNEXERCISABLE                 UNEXERCISABLE
                             (#)             ($)
------------------------------------------------------------------------------------------------------------------------
Lawrence I. Schneider         --              --           1,416,800          0               0               0
Goran Mornhed                 --              --           1,770,000          0               0               0
Henry N. Schneider            --              --             615,700          0               0               0
Allen J. Rothman              --              --             285,000          0               0               0
Edward M. Campana             --              --             100,000          0               0               0
------------------------------------------------------------------------------------------------------------------------

(1) The exercise price of all these stock options was greater than the price of our common stock of $1.13 as of December 31, 2003. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of our common stock at the time of any such exercise and thus are dependent upon future performance of our common stock.

COMPENSATION OF DIRECTORS

         Independent directors are compensated at an annual rate of $20,000 plus $1,000 for each Board meeting and $750 for each committee meeting attended in person or by telephone. The Chairman of the Audit Committee and the Compensation Committee receive a retainer at the annual rate of $10,000 and $2,000, respectively. Forty percent of the foregoing compensation is paid to the directors in the form of restricted stock units which are granted on a quarterly basis at the fair market value of our common stock on the grant date.


INTERLOCKING DIRECTORATES

         Irving Levine (Chairman), Carl W. Greene, Evan Evans and M. Stephen Harkness served on the Compensation Committee during the year ended December 31, 2003. Mr. Harkness is a Vice President of Cinergy, which beneficially owed more than 5% of our common stock during part of 2003.

EMPLOYMENT AGREEMENTS


         Our employment agreements with Lawrence Schneider and Goran Mornhed expire in May 2005 and our employment agreements with Henry Schneider and Allen Rothman expire in September 2005. These employment agreements are subject to automatic renewal (unless notice of non-renewal is given) for successive one year periods at the expiration of the initial term. These officers are generally required to devote their business time and attention to US Energy though Mr. Rothman is permitted, within specified limitations, to maintain an outside legal

                                       9

practice and Messrs. Mornhed and Rothman are permitted to work for, or with respect to matters pertaining to, the Countryside Fund and its affiliates. These employment agreements (as amended orally in the case of Messrs. Mornhed and Rothman to, among other things, reduce their base salaries) generally provide for: (i) an annual base salary of $180,000, $120,000, $136,000 and $105,000 for
Lawrence Schneider, Goran Mornhed, Henry Schneider and Allen Rothman, respectively; and (ii) the right to participate in specified bonus and fringe benefit programs.

         Set forth below is a summary (which summary is qualified in its entirety by reference to the applicable employment agreement) of the compensation we are required to pay to each of these executive officers (in lieu, with certain exceptions, of the compensation to which he would otherwise be entitled under his employment agreement had his employment continued) in the event his employment with us ends for the following reasons:

Reason for termination                      Our obligations
----------------------                      ---------------
Death                                       No further obligation except, in the
                                            case of Lawrence I. Schneider and
                                            Goran Mornhed, for proceeds of $1
                                            million life insurance policies
                                            payable to the designated
                                            beneficiary.

Disability                                  No further obligation except
                                            with respect to Lawrence Schneider
                                            and Messrs. Mornhed and Rothman who
                                            receive, during the 18 month period
                                            that begins at the commencement of
                                            the disability period, the full
                                            compensation to which such person
                                            is entitled under his employment
                                            agreement.

Non-Performance (i.e., the
employee is terminated due to               Lawrence Schneider and Messrs.
his continued failure to perform            Mornhed and Rothman are to
substantially his duties)                   receive lump sum payments equal
                                            to such person's annual salary
                                            then in effect and Henry
                                            Schneider is to receive a lump
                                            sum payment equal to fifty
                                            percent of his annual salary
                                            then in effect.

Change in control of US Energy,
diminution in responsibilities              Lawrence Schneider and Messrs.
or authority, reduction in base             Mornhed and Rothman are to
salary or certain fringe benefits,          receive a lump sum payment of
or our terminating the employee             2.9 times such person's annual
without cause.                              salary then in effect and Henry
                                            Schneider is to receive a lump
                                            sum payment of 50 percent of his
                                            annual salary then in effect.

            Compensation Committee Report on Executive Compensation

         The compensation committee of the Board generally reviews and recommends to the Board the compensation to be awarded to the named executive officers. A principal objective of US Energy's compensation program is to build stockholder value by attracting and retaining key executives and by further aligning the interests of the executive officers with the stockholders. The committee establishes compensation programs which it believes are appropriate

                                       10

for businesses of US Energy's size and complexity. The principal components of US Energy's executive compensation program are base salary, cash bonus awards and stock based incentives.

         The base compensation (i.e., salary) of the named executive officers (including the chief executive officer) is determined generally pursuant to employment agreements entered into prior to 2003. Thus, base salaries for 2003 were not directly tied to corporate performance. The committee believes that the base salaries payable pursuant to those agreements are appropriate for businesses of US Energy's size and complexity.

         An objective of our compensation philosophy is to align the long term interests of the named executive officers with that of the stockholders by awarding stock based incentives. Such incentives have generally been awarded at the inception of the officer's employment or other relationship with US Energy and is a product of negotiations between us and the officer. Cash bonuses may be awarded based on subjective and/or objective criteria (which objective criteria may be set forth in a plan or other written document). The objective criteria include, without limitation, the economic profit and the improvements in economic profit resulting from development or acquisition of energy projects. No stock based incentives or cash bonuses (other than a contractually required minimum cash bonus of $30,000 paid to one named executive officer) were awarded in 2003 to the named executive officers inasmuch as the significant initiative during such year, the transactions with the Countryside Fund, were not completed in 2003.

                                                          Evan Evans
                                                          Carl W. Greene
                                                          M. Stephen Harkness
                                                          Irving Levine


                                       11

STOCK PERFORMANCE GRAPH

         The following performance graph shows a comparison of cumulative total stockholder returns for our common stock with the cumulative returns on the Nasdaq - US Index (the "Nasdaq Index") and the S&P 500 Multi-Utilities & Unregulated Power Index (the "Utilities Index") and assuming that $100 was invested in our common stock and the other indices on December 31, 1998 (except that the Utilities Index has a base period of August 1999, the date such index commenced) and that all dividends were reinvested. The performance shown is based upon data furnished by Standard & Poor's Compustat Services, Inc. We note that the our total stockholder return performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of our common stock.


                COMPARISON OF CUMULATIVE FIVE YEAR TOTAL RETURN

                                  [LINE CHART]





                        1998             1999             2000            2001             2002             2003

US Energy               $100            $128.57         $130.61          $148.90          $30.69           $36.90

Utilities
Index                    100              94.38          162.96            36.14           11.41            16.00

Nasdaq Index
                         100             185.43          111.83            88.76           61.37            91.75


                                       12

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth the number of shares of common stock owned as of September 25, 2004 (including shares of common stock that each person has the right to acquire by November 28, 2004 by: (i) each director continuing office after this annual meeting and each nominee for director, (ii) each of our current executive officers, (iii) those persons known to us to beneficially own 5% or more of common stock, and (iv) all of our directors and officers as a group. (As of September 29, 2004, there were 11,890,711 shares of our common stock outstanding). Unless otherwise indicated, the address of each of the beneficial owners identified below is c/o U. S. Energy Systems, Inc., One North Lexington Avenue, White Plains, New York 10601.

                                                           Amount and nature of
Name and address                                           beneficial ownership (14)      Percent of Class
----------------                                           ------------------------       ----------------
Lawrence I. Schneider                                               6,809,776(1)                 36.4%
Goran Mornhed                                                       1,779,000(2)                 13.0%
Richard J. Augustine                                                   60,988(3)                  *
Allen J. Rothman                                                      308,500(4)                  2.5%
Barbara Farr                                                           50,000(5)                  *
Henry N. Schneider                                                  5,435,672(6)                 31.4%
Stephen Brown                                                          50,969(7)                  *
Evan Evans                                                            153,431(8)                  1.3%
Carl W. Greene                                                         51,404(9)                  *
M. Stephen Harkness                                                    80,000(10)                 *
Jacob Feinstein                                                           ---                     *

Energy Systems Investors LLC                                        4,147,081(11)                25.9%
and Energy Systems Investors LLC, II
c/o Henry Schneider
145 East 81st Street
New York, NY 10028

AJG Financial Services, Inc.                                        1,068,932(12)                 8.5%
Two Gallagher Centre
Two Pierce Place
Itasca, Illinois 60143-3141

Bernard Zahren                                                      1,087,779(13)                 8.6%
Pond View Corporate Center
76 Batterson Park Road
Farmington, CT 06032

All officers and directors (including nominees for                 10,632,659                    47.4%
director) as a group (11 persons)

______________

*    Indicates less than 1%

                                       13

(1) Includes: (i) 4,355,552 shares of common stock issuable upon conversion of 1,088,888 shares of Series D Preferred Stock, including the 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock beneficially owned by Energy Systems Investors, LLC ("ESI") and Energy Systems Investors II LLC ("ESI II"; collectively with ESI the "ESI Entities") and which he may be deemed to beneficially own because he is a manager of ESI II, which is the manager of ESI (the "Relationship"), (ii) options to acquire 1,016,800 shares of common stock owned directly, (iii) Series B Warrants to acquire 1,002,641 shares of common stock, including the 702,641 owned by the ESI Entities which he may be deemed to beneficially own because of the Relationship and (iv) 434,783 shares of common stock issuable in connection with restricted stock units. Lawrence I. Schneider has sole power to vote and direct the disposition of 2,662,695 shares of common stock beneficially owned by him and shares (with Henry N. Schneider and the ESI Entities) the power to vote and direct the disposition of 4,147,081 shares of common stock beneficially owned by such persons.


(2) Includes 9,000 shares of common stock owned directly and 1,770,000 shares of common stock issuable upon exercise of options.


(3) Includes 20,444 shares of common stock owned directly, 4,312 shares of common stock issuable upon exercise of Series C Warrants and 36,232 shares of common stock issuable in connection with restricted stock units.


(4) Includes 23,500 shares of common stock he owns directly and 285,000 shares of common stock issuable upon exercise of options.


(5) Includes 49,000 shares of common stock issuable upon exercise of options and 1,000 shares of common stock owned directly.


(6) Includes: (i) 7,037 shares of common stock owned directly, (ii) 3,644,440 shares of common stock issuable upon conversion of 911,110 shares of Series D Preferred Stock, consisting of 200,000 shares of common stock issuable upon conversion of 50,000 shares of Series D Preferred Stock he owns directly and 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock directly owned by ESI and beneficially owned by ESI II and which he may be deemed to beneficially own because of the Relationship, (iii) options to acquire 1,015,700 shares of common stock and (iv) Series B Warrants to acquire 768,495 shares of common stock, consisting of warrants to acquire 65,854 share of commons stock he owns directly and warrants to acquire 702,641 shares of common stock which he may be deemed to beneficially own because of the Relationship. Henry N. Schneider has the sole power to vote and direct the disposition of 1,288,591 shares of common stock beneficially owned by him and shares (with Lawrence I. Schneider and the ESI Entities) the power to vote and direct the disposition of 4,147,081 shares of common stock beneficially owned by such persons.


(7) Includes 1,000 shares of common stock owned directly, 40,000 shares of common stock issuable upon exercise of options and 9,969 shares of common stock issuable in connection with restricted stock units.


                                       14


(8) Includes 42,500 shares of common stock he owns directly 100,000 shares of common stock issuable upon exercise of option and 10,931 shares of common stock issuable connection with restricted stock units.

(9) Includes 40,000 shares of common stock issuable upon exercise of options and 11,404 shares of common stock issuable in connection with restricted stock units.

(10) Represents options to acquire 80,000 shares of common stock. Excludes US Energy securities owned by Cinergy Corp or its affiliates.

(11) Each of ESI and ESI II beneficially owns 4,147,081 shares of common stock, including (i) 3,444,440 shares of common stock issuable upon conversion of the 861,110 shares of Series D Preferred Stock and (ii) Series B Warrants to acquire 702,641 shares of common stock. The power to vote and direct the disposition of these securities is shared by the ESI Entities with the Schneiders.

(12) Includes: (i) 445,768 of common stock owned directly, (ii) 121,524 shares of common stock issuable upon conversion of 20,254 shares of Series C preferred stock, (iii) 387,000 shares of common stock issuable upon exercise of Series B Warrants, and (iv) 114,640 shares of common stock issuable upon exercise of Series C Warrants. Does not include shares of common stock in which such person may have an indirect pecuniary interest by virtue of its ownership of membership interests in ESI.

(13) Includes, all owned directly: (i) 286,662 shares of common stock, (ii) 181,218 shares of common stock issuable upon conversion of 30,203 shares of Series C Preferred stock, (iii) options to acquire 500,000 shares of common stock, (iv) 44,505 shares of common stock issuable upon exercise of Series B Warrants, and (v) 75,394 shares of common stock issuable upon exercise of Series C Warrants.

(14) The restricted stock units referred to herein do not carry any voting rights until converted into shares of our common stock. Restricted stock units issued to directors vest immediately upon grant and may convert into shares of common stock upon, among other things, the cessation of service as a director. The restricted stock units issued to Lawrence Schneider and Richard Augustine vest in cumulative annual increments of 25% beginning September 2005 though these units vest immediately in full if such person's employment relationship is terminated other than for cause or a voluntary termination, as such terms are used in the agreement governing same.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                   Countryside Power Income Fund Transactions

Introduction

         On April 8, 2004, the Countryside Fund, completed its initial public offering of trust units in Canada pursuant to which it raised approximately $102 million in net proceeds. Messrs. Mornhed, Campana, Rothman and Harkness,

                                       15

officers (including a former officer) and/or directors of US Energy are serving as officers and/or directors of subsidiaries of the Countryside Fund; all of the foregoing individuals collectively own less than one percent of the outstanding trust units of the Countryside Fund. These individuals will be compensated by Countryside Fund subsidiaries for services performed on behalf of this fund or its affiliates. The Countryside Fund has paid/reimbursed US Energy an aggregate of approximately $5 million (in addition to the amounts paid in connection with the sale of our Canadian subsidiary as described below), for services rendered and expenses incurred in connection with the formation of this fund and matters related thereto.

         All amounts reflected in this section are stated in US dollars and the exchange rate used is the rate effective as of April 8, 2004 of Cdn $1.33 to US $1.00. In connection with the Countryside Fund offering, one or more of Biogas, and US Energy completed the transactions described below. (Biogas is our majority owned subsidiary and the balance of Biogas is owned by an affiliate of Cinergy Corp. M. Stephen Harkness, a director of US Energy, is affiliated with Cinergy Corp.) The following is a summary of the terms of such transactions and such summary is qualified in its entirety by reference to the applicable transaction document. The inclusion of the descriptions of these transactions involving the Countryside Fund does not constitute an acknowledgement that such transactions constitute related party transactions.

Sale of Canadian District Energy System

         We sold to a subsidiary of the Countryside Fund, all of the capital stock of USE Canada Holdings Corp ("USE Canada"), our wholly owned subsidiary that owned two Canadian based district energy systems. We received approximately $15.2 million (including amounts applied to the repayment of the inter-company debt related to USE Canada) from the sale of such stock. The sale price was determined pursuant to arms-length negotiation between us and the Countryside Fund, with the involvement of the underwriters of the Countryside Fund's initial public offering.

Biogas Loans

         Countryside Canada Power, Inc. ("Countryside Canada"), a subsidiary of the Countryside Fund, purchased the existing senior debt relating to certain of Biogas' projects ("Existing Loans") from the holders thereof. One of such holders, AJG Financial Services Inc. ("AJG"), a subsidiary of Arthur J. Gallagher, Inc., was paid an aggregate of $6,419,800 (inclusive of principal and accrued interest) for its portion of the Existing Loans. AJG or its affiliates beneficially own more than five percent of our common stock, and Mark P. Strauch, a director of US Energy, whose term expires at our annual meeting, is affiliated with AJG.

         Upon acquisition of the Existing Loans, a subsidiary of the Fund advanced additional funds ("Additional Advances") to Biogas and amended the Existing Loans to, among other things, cover the Additional Advances. Including the Additional Advances, the Biogas Loans have a principal amount of approximately $81 million. (The Biogas Loans are denominated in Canadian dollars and the principal amount of such loans is Cdn$107 million. Biogas has currency hedges in place to hedge its currency exchange exposure on debt service payments for the first three years of the term of the Biogas Loan). The loans purchased by Countryside Canada are obligations of Biogas, which obligations are secured by a first ranking lien held by Countryside Canada on all of Biogas' assets (with specified exceptions) and are generally guaranteed by Biogas' subsidiaries. The guaranty obligations of the Biogas subsidiaries is secured by

                                       16

the assets of such subsidiaries (with specified exceptions). The interest rate on the Biogas Loans is 11% per annum, principal and interest is payable monthly and the loans mature in 2019, subject to mandatory prepayment upon the occurrence of specified events and prepayment at the election of the lender after ten years.

Biogas Royalty Interest

         Countryside Canada acquired a royalty interest (the "Royalty Interest") in Biogas for $6,000,000, entitling it to receive a quarterly amount (the "Royalty") from Biogas that is determined by reference to, and limited by, Biogas' distributable cash flow generated by specified operating assets of Biogas and determined in accordance with the royalty agreement. The Royalty Interest is convertible generally at any time on or after April 2024 or on or after the prepayment in full of the Biogas Loans, into non-voting common shares of Biogas, representing 49% of the common shares of Biogas outstanding at the time of conversion. Upon conversion of the Royalty Interest, Countryside Canada's right to receive the Royalty will terminate. The amount of the Royalty payable to Countryside Canada depends upon whether the Royalty Interest has become convertible. For each fiscal quarter prior to the quarter in which the Royalty Interest becomes convertible, the amount of the Royalty payable to Countryside Canada will be equal to 7% of Biogas' distributable cash flow plus 1.8% of Biogas's revenues (all as generated by specified operating assets of Biogas and determined in accordance with the royalty agreement), but in any event, the royalty payment will be subject to the Distribution Cap (described below). After the Royalty Interest becomes convertible, but remains unconverted, the Royalty will be equal to 49% of Biogas's distributable cash flow (generated by specified operating assets of Biogas and as determined in accordance with the royalty agreement), subject to the Distribution Cap.

         The Royalty Interest terminates upon the refinancing of the Biogas Loans or the liquidation or sale of substantially all of the Biogas operating assets, in which case Countryside Canada will be entitled to receive, subject to the Distribution Cap, $6 million (the "Return Amount") and 49% of the net residual proceeds (as determined pursuant to the royalty agreement).

         Notwithstanding the above, no amount will be payable to Countryside Canada under the Royalty Interest unless, in the case of the Return Amount, 500% of such amount is distributed concurrently to the Biogas shareholders in respect of their common shares of Biogas and, in all other cases, at least 104.09% of such amount is distributed concurrently to the Biogas shareholders in respect of their common shares of Biogas (the "Distribution Cap").

Development Agreement with Cinergy and US Energy

         Pursuant to the Development Agreement by and among Cinergy, US Energy and the Countryside Fund (or the affiliates of the foregoing), during the five years commencing April 8, 2004 (subject to an additional five year term unless a party chooses not to renew), these parties will seek opportunities to acquire or invest in energy projects that meet the fund's guidelines on terms acceptable to all parties. No party is obligated to participate in any project or opportunity. A subsidiary of the Countryside Fund will provide investment analysis and evaluation services on behalf of these parties in consideration for which we will pay annual fees of approximately $300,000.

                                       17

If US Energy (or affiliates) and/or Cinergy divest of an energy project acquired or invested, pursuant to this development agreement, the fund (or a subsidiary thereof) will have a right of first refusal to acquire or invest in such energy project.

Improvement Agreement with Biogas and the Countryside Fund

         Biogas has given the Countryside Fund a right of first offer to invest in two expansion opportunities relating to the existing Countryside and Morris projects and two greenfield development projects. The expansion of the Morris and Countryside projects consists of the replacement of existing electric generation equipment that Biogas' management expects will increase the capacity and reduce the operating costs of each project. The development of the greenfield projects consists of the construction of electric generation facilities on existing landfill sites where collection systems have already been established.

                              AJG Genco Transaction

         In April 2004, AJG paid for the interest held by Resource Generating Systems, Inc., a wholly owned subsidiary of Biogas, in Illinois Electrical Generation Partners II L.P. ("IEGP II"). The amount paid was $16 million, of which $14 million is payable pursuant to a non-recourse note. The note bears interest at the rate of 15% per annum, matures in 2024, provides for scheduled amortization and is secured by AJG's ownership interest in IEGP II. AJG may defer payments on the note under specified circumstances and in the event AJG does not make scheduled principal and interest payment because distributions from IEGP II are insufficient to fund such payments, AJG's obligations under the note will accrue without triggering an event of default. During the period ending 30 days after the term of this note, RGS has the right to acquire from AJG and RGS may be required to buy from AJG, AJG's interests in Illinois Electrical Generation Partners LP ("IEGP") and IEGP II on specified terms.

         IEGP is the indirect owner of three projects and IEPG II is the indirect owner of seven projects.

                           AJG Financing Transactions

         In October 2003, the terms of the $5 million loan from AJG to two of Biogas' subsidiaries were amended to increase the principal amount to $6,239,288 (to reflect accrued unpaid interest), decrease the interest rate from 10% to 6%, extend the maturity date to 2008 and establish an amortization schedule accompanied by mandatory prepayments from excess cash flows. On April 8, 2004, Countryside Canada purchased AJG's rights respecting this loan in connection with the Biogas Loan transaction. This loan became a component of the Biogas Loan and was amended to conform to the Biogas Loan's terms and conditions.

         In October 2003, the $3.776 million unsecured subordinated note payable by Biogas or its affiliates to AJG was amended and restated to increase the principal amount to $5,728,883 (to reflect accrued unpaid interest and certain other obligations from Biogas to AJG), reduce the interest rate from 9% to 5% and extend the maturity date to December, 2011. If there is insufficient cash flow to pay the obligations under this subordinated note, the obligations are deferred and the failure to make payments of principal or interest under such circumstances, will not constitute a default thereunder.

                                       18

                Zahren Financial Company LLC Consulting Agreement

         In July 2002, Biogas and Zahren Financial Company LLC executed a consulting agreement running through December 31, 2004. Under the consulting agreement, Biogas paid Zahren Financial Company $180,000 upon signing and is obligated to pay quarterly payments of $48,000 commencing January 1, 2003 through October 1, 2004. Biogas' obligation to make quarterly payments is supported by a performance guarantee by US Energy which in turn is supported by a pledge of 114,000 of US Energy's treasury shares.

                           Resolution of Merger Issues

         On or about October 15, 2003, US Energy, Cinergy Energy Solutions and certain former stockholders of Zapco entered into an agreement resolving certain working capital adjustment and indemnification issues arising from the May 2001 merger. Under the agreement (i) $1,100,000 cash, held in escrow since the merger, was released to us and Cinergy Energy Solutions which loaned such cash to Biogas, (ii) 59,813 shares of our common stock and 2,667 shares of our Series C Preferred Stock were released from escrow to us and (iii) Biogas' obligation to make a certain $400,000 deferred payment to certain former Zapco stockholders was cancelled and Biogas's obligation to make another $400,000 deferred payment was deferred. In consideration of the foregoing, Biogas, US Energy and Cinergy Energy Solutions waived their right to assert any working capital adjustment and indemnification claims under the merger documents except for certain environmental, tax and regulatory claims. The balances of cash and securities held in certain escrows under the merger documents (after the payments and transfers to US Energy, Cinergy Energy Solutions and Biogas described above) were released to the former Zapco stockholders. The agreement also provided that in the event of certain transactions involving a change of control of Biogas, the former Zapco stockholders would receive 2.5% of the first $10 million of net proceeds from such transaction and 6.25% of the next $20 million of net proceeds from such transaction up to an aggregate maximum of $1.5 million.

               THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN
       FAVOR OF THE ELECTION OF JACOB FEINSTEIN AND CARL W. GREENE AS OUR
                               CLASS 3 DIRECTORS.

         RATIFY THE SELECTION OF KOSTIN, RUFFKESS & COMPANY, LLC AS OUR
                 AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2004

Independent Auditors

         Kostin, Ruffkess & Company LLC has been our independent auditor since 2001 and the audit Committee has selected Kostin, Ruffkess & Company, LLC as our auditors for the year ending December 31, 2004. If the stockholders do not approve this proposal, the Audit Committee may reconsider the retention of Kostin, Ruffkess. Even if the stockholders approve this proposal, the Audit Committee may reconsider the retention of Kostin, Ruffkess, if it believes that such reconsideration is in US Energy's interests. Representatives of Kostin, Ruffkess will be available at our meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders. The following table shows the fees billed (after applicable adjustments) for the audit and other services provided by Kostin, Ruffkess in 2003 and and 2002.

                                       19

                                                              2003                       2002
                                                              ----                       ----
                Audit fees                                  $428,399                   $153,065
                Audit-Related fees                            54,312                     48,046
                Tax fees                                     160,553                     92,498
                All other fees                                   -0-                        -0-
                                                            ----------                  ---------
                Total                                       $643,264                   $293,609

Audit Fees. This category includes fees for the audits of our financial statements included in our Annual Report on Form 10-K, review of financial statements included in our Quarterly Reports on Form 10-Q and services normally provided by our accountant in connection with statutory and regulatory filings.

Audit-Related Fees. This category consists of assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" above. These services included accounting research and advice with respect to accounting matters.

Tax Fees. This category consists of professional services for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

All Other Fees. This category consists of other professional products and services provided by Kostin, Ruffkess.

         The audit committee of the Board determined that Kostin, Ruffkess could maintain its independence as our auditor though it was rendering non-audit services to us. The audit committee has not adopted any pre-approval policies and procedures and none of the services reflected above were approved by such committee through any such policy.


Audit Committee Report

         The Audit Committee has reviewed and discussed with US Energy's management and Kostin, Ruffkes & Company, LLC, the audited consolidated financial statements of US Energy contained in US Energy's Annual Report on Form 10-K for the year ended December 31, 2003. The Audit Committee has also discussed with Kostin, Ruffkes the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of US Energy's consolidated financial statements.

         The Audit Committee has received and reviewed the written disclosures and the letter from Kostin, Ruffkes required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Kostin, Ruffkes its independence from US Energy.

         Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the US Energy's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                                       20

                        Submitted by the Audit Committee
                                   Evan Evans
                                   Carl Greene
                                  Kenneth Leung
                                  Irving Levine

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO RATIFY THE SELECTION OF KOSTIN, RUFFKES.

                                  OTHER MATTERS

         Stockholders may contact one or more members of the Board by writing to such director(s) at US Energy's address set forth herein. All such communications will be forwarded to the director(s) to whom such correspondence is addressed.

         Under our by-laws, procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an annual meeting of stockholders must be submitted in writing to our US Energy Systems, Inc., One North Lexington Avenue, White Plains, New York 10601, Att:
Secretary. We must receive the notice of your intention to introduce a nomination or proposed item of business at our 2005 annual meeting no later than:

o 60 days in advance of the 2005 annual meeting if it is being held within 30 days preceding the anniversary date of this year's meeting;

o 90 days in advance of such meeting if it is being held on or after the anniversary date of this year's meeting; or

o for any other annual meeting, the nomination or item of business must be received by the tenth day following the date of public disclosure of the date of the meeting.

         Nominations must contain the following information about the nominee:
(i) name; (ii) age; (iii) business and residence addresses; (iv) principal occupation or employment; (v) the number of shares of our capital stock held by the nominee; (vi) the information that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee as a director; and (vii) a signed consent of the nominee to serve as a director of the US Energy, if elected.

         Notice of a proposed item of business must include: (i) a brief description of the substance of, and the reasons for, conducting such business at the annual meeting; (ii) the stockholder's name and address; (iii) the number of shares of our capital stock held by the stockholder (with supporting documentation where appropriate); and (iv) any material interest of the stockholder in such business.

                                       21

         In addition to the foregoing, and in addition to the rules of the SEC, in order for a stockholder proposal, relating to a proper subject, to be considered for inclusion in US Energy's proxy statement and form of proxy relating to the Annual Meeting to be held from September 27 through October 26, 2005, such proposal must be received by the Secretary of US Energy by August 28, 2005 in the form required under and subject to the other requirements of the applicable rules of the SEC. If the date of the 2005 Annual Meeting is changed to a date on or after October 27, 2005, stockholder proposals must be received by 90 days in advance of such meeting date. Any such proposal should be submitted by certified mail, return receipt requested, or other means, that allow the stockholder to prove the date of delivery.

         The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this Proxy Statement. If any other matter should come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the proxies in accordance with their best judgment.

         The chairman of the meeting may refuse to allow the transaction of any business not presented beforehand, or to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         A copy of our Annual Report on Form 10-K for the year ended December 31, 2003 (without exhibits which will be made available upon payment of a reasonable fee) together with all amendments thereto is available to stockholders without charge by writing to: U.S. Energy Systems, Inc., One North Lexington Avenue, White Plains, New York 10601, Att: Secretary.

                                            By Order of the Board of Directors


                                           /s/ Allen J. Rothman
                                               ----------------
                                               Allen J. Rothman, Secretary
White Plains, New York
September 30, 2004

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue
                          White Plains, New York 10601
                          -----------------------------

                                      PROXY

   For Annual Meeting of Stockholders of U.S. Energy Systems, Inc. to be held on October 27, 2004
                        --------------------------------

         This Proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Lawrence I. Schneider and Goran Mornhed as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of U.S. Energy Systems, Inc. held of record by the undersigned on September 8, 2004 at the Annual Meeting of Stockholders to be held on October 27, 2004, or any adjournment or postponement thereof.

         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)


         [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE

         1. ELECTION OF DIRECTORS.

            [      ]  FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE
                      CONTRARY)

            [      ]  WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

            A VOTE FOR ALL NOMINEES IS RECOMMENDED BY THE BOARD OF DIRECTORS. NOMINEES ARE: JACOB FEINSTEIN and CARL W. GREENE.

            INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW:

     _______________________________________________________________________

         2. RATIFICATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS' SELECTION OF KOSTIN, RUFFKESS & COMPANY, LLC AS AUDITORS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2004;

         3. IN THEIR DISCRETION UPON ANY OTHER MATTER AS MAY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY TO AMERICAN STOCK TRANSFER & TRUST COMPANY, US ENERGY'S TRANSFER AGENT.

                  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.)


                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Signature, if held jointly

                                       Dated _____________________, 2004

PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES, CUSTODIANS, EXECUTORS AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN.